SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 22, 2005

Wells Real Estate Fund IX, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-22039	58-2126622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement

Alstom Power -- Knoxville Building

On February 22, 2004, The Fund IX, Fund X, Fund XI and REIT Joint Venture: ("Fund IX-X-XI-REIT Associates"), a joint venture between Wells Real Estate Fund, IX, L.P. (the "Registrant"), Wells Real Estate Fund, X, L.P., Wells Real Estate Fund, XI, L.P., and Wells Operating Partnership, L.P., entered into a purchase and sale agreement to sell a three-story office building containing approximately 84,400 rentable square feet located in Knoxville, Tennessee (the "Alstom Power -- Knoxville Building") for a gross sales price of $12,000,000, excluding closing costs, to an unaffiliated third party. The Registrant holds an equity interest of approximately 39% in Fund IX-X-XI-REIT Associates. The Alstom Power -- Knoxville-Building is 100% owned by Fund IX-X-XI-REIT Associates. The Registrant expects the closing of this transaction to occur during the first quarter of 2005. The completion of this transaction is currently subject to, among other things, a due diligence period expiring on February 28, 2005. Accordingly, there are no assurances that this sale will be completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND IX, L.P (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Leo F. Wells, III Leo F. Wells, III President

Date: February 25, 2005